SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2004

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Charter)

California	0-50652	94-3411134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California 95814	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 554-4750

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events and Regulation FD Disclosure

On September 7, 2004, Placer Sierra Bancshares entered into an Agreement and Plan of Merger with First Financial Bancorp pursuant to which Placer Sierra Bancshares will acquire First Financial Bancorp, and First Financial Bancorp’s subsidiary, Bank of Lodi, N.A., will be merged into the sole subsidiary of Placer Sierra Bancshares, Placer Sierra Bank. The Agreement and the press release, issued on September 8, 2004, regarding the transaction discussed above appear as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

2.1	The Agreement and Plan of Merger by and among Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp, and Bank of Lodi, N.A. dated September 7, 2004.

99.1	Placer Sierra Bancshares press release dated September 8, 2004 announcing the agreement and plan of merger by and among Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp, and Bank of Lodi, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares

Date: September 7, 2004	By:	/s/ Ronald Bachli
	Name:	Ronald Bachli
	Title:	President and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	The Agreement and Plan of Merger by and among Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp, and Bank of Lodi, N.A. dated September 7, 2004. Schedule and attachments referred in the Agreement and Plan of Merger and omitted from this report will be furnished supplementally to the Securities and Exchange Commission at its request.

99.1	Placer Sierra Bancshares press release dated September 8, 2004 announcing the agreement and plan of merger by and among Placer Sierra Bancshares, Placer Sierra Bank, First Financial Bancorp, and Bank of Lodi, N.A.

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